EXHIBIT 99(a)


VALSPAR STOCK OWNERSHIP TRUST
FOR SALARIED EMPLOYEES

FINANCIAL STATEMENTS FOR THE YEARS ENDED
OCTOBER 29, 1999 AND OCTOBER 30, 1998 AND
INDEPENDENT AUDITORS' REPORT

[DELOITTE & TOUCHE LETTERHEAD]



INDEPENDENT AUDITORS' REPORT


Valspar Stock Ownership Trust
   Administrative Committee

We have audited the accompanying statements of net assets available for benefits of the Valspar Stock Ownership Trust for Salaried Employees (the Plan) as of October 29, 1999 and October 30, 1998 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at October 29, 1999 and October 30, 1998 and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP

January 10, 2000

VALSPAR STOCK OWNERSHIP TRUST FOR SALARIED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
OCTOBER 29, 1999 AND OCTOBER 30, 1998
--------------------------------------------------------------------------------

                                                            1999              1998
ASSETS:
   Investments (Note 3) -
      Interest in Valspar Corporation Master Trust     $ 105,369,182     $ 105,295,635

   Receivables:
      Employees' contributions                               537,203           475,936
      Employer's contributions                               222,742           213,813
                                                       -------------     -------------

NET ASSETS AVAILABLE FOR BENEFITS                      $ 106,129,127     $ 105,985,384
                                                       =============     =============


See notes to financial statements.


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


VALSPAR STOCK OWNERSHIP TRUST FOR SALARIED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED OCTOBER 29, 1999 AND OCTOBER 30, 1998
--------------------------------------------------------------------------------

                                                                 1999               1998
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
   Employee contributions (Note 2)                          $   5,234,332      $   4,590,944
   Employer contributions (Note 2)                              2,213,072          1,954,700
   Interest in investment income of Valspar Corporation
      Master Trust                                              7,135,833         (5,431,788)
                                                            -------------      -------------
                                                               14,583,237          1,113,856

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
   Dividend payments to participants                            1,536,078            811,610
   Benefit payments:
      The Valspar Corporation:
         In cash                                                  512,168          2,561,401
         In stock                                              11,916,828          7,298,061
      McWhorter Technologies, Incorporated:
         In cash                                                    1,808             18,891
         In stock                                                 506,817            475,861
      Other                                                       (34,205)           738,382
                                                            -------------      -------------
                                                               14,439,494         11,904,206
                                                            -------------      -------------

NET INCREASE (DECREASE)                                           143,743        (10,790,350)

NET ASSETS AVAILABLE FOR BENEFITS AT
   BEGINNING OF YEAR                                          105,985,384        116,775,734
                                                            -------------      -------------

NET ASSETS AVAILABLE FOR BENEFITS AT
   END OF YEAR                                              $ 106,129,127      $ 105,985,384
                                                            =============      =============


See notes to financial statements.


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


VALSPAR STOCK OWNERSHIP TRUST FOR SALARIED EMPLOYEES

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 29, 1999 AND OCTOBER 30, 1998
--------------------------------------------------------------------------------

1.       SIGNIFICANT ACCOUNTING POLICIES

         The accounting records of the Valspar Stock Ownership Trust for Salaried Employees (the Plan) are maintained on the accrual basis.

         Investments in common stock of The Valspar Corporation (the Company) and McWhorter Technologies, Incorporated (McWhorter) are stated at fair value (the last reported sales price on the last business day of the year).

         Other investments are stated at current fair value as determined by the trustee, Norwest Bank Minnesota, N.A., which holds the various investments. The trustee values securities which are traded on a national securities exchange at the last reported sales price on the last business day of the year; investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices.

         Purchases and sales of investments are recorded on a trade-date basis, and dividends are recorded on the ex-dividend date.

         Benefits paid to participants in shares of the Company or in shares of McWhorter are valued at fair value.

         Approved benefits payable representing the unpaid vested interest of participants who have withdrawn from the Plan were $38,301 and $18,725 at October 29, 1999 and October 30, 1998, respectively.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

         RECLASSIFICATION - Certain 1998 amounts have been reclassified to conform to 1999 presentation.

2.       DESCRIPTION OF THE PLAN

         The following description of the Plan provides only general information. Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

         The Plan is a defined contribution plan that is available to all salaried employees who meet certain age and length of service requirements. It provides for retirement benefits.

         Employees electing to participate in the Plan make voluntary contributions on a pretax or after-tax basis subject to certain limits. The Company has voluntarily agreed to contribute an amount equal to one-half of the employee's contribution (to a maximum match of 3% of eligible wages). Additionally, beginning in fiscal 1998, the Company contributes a performance-based matching


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


         contribution if the Company meets certain targeted earnings as defined in accordance with the Plan. Participants must complete one year of service and be employed by the Company on the last day of the plan year to share in the Company's contributions to the Plan. Employee contributions vest immediately, and company contributions vest only after five years of service (except for instances when participants retire at or after reaching age 60; are terminated (i) on account of permanent disability or (ii) on account of elimination of the participant's job; or upon death, under which circumstances the participant becomes immediately vested). The Company has the right under the Plan to terminate the Plan and discontinue such contributions at any anniversary date. All net assets of the Plan are held for the exclusive benefit of the participants or their beneficiaries.

         According to the Plan, contributions are to be primarily invested in common stock of the Company. Cash dividends earned on plan shares are paid out to the plan participants. The common stock of McWhorter is not a current investment option of the Plan (see Note 6). Participants who have attained age 55 and have ten years of participation in the Plan may diversify a portion of their interest into investments other than common stock of the Company.

         Participants may elect to receive benefits in the form of a lump-sum distribution, a direct rollover to an IRA account or another qualified employee benefit plan, or in a series of installments over the life expectancy of the participant or the joint life expectancies of such participant and such participant's designated beneficiary. However, according to the Plan, benefits will be paid in the form of a lump-sum distribution in the event that the participant's vested account balance does not exceed $5,000.

         Forfeitures resulting from the termination of plan participants with less than 100% vesting reduce the Company's contribution in the year of forfeiture. Total forfeitures were $94,074 and $201,390 in 1999 and 1998, respectively.

3.       INVESTMENTS

         Participants in the Plan have four investment options: the Principal Protection Fund, Positive Return Fund, Equity Fund, and Valspar Corporation Common Stock. The McWhorter Technologies, Incorporated Common Stock is not available as a current investment option (see Note
         6). The Principal Protection Fund, Positive Return Fund, and Equity Fund are available for diversification purposes to plan participants who have attained age 55 and have ten years of participation in the Plan.

         All assets of the Plan are maintained in the Valspar Corporation Master Trust (the Master Trust). The master trust holds assets for the Plan, Employee Pension Plans, and the Valspar Stock Ownership Plans. The Plan's ownership interest in the Master Trust was 30.9% on October 29, 1999 and 33.9% on October 30, 1998. The investment accounts within the Master Trust are composed of the Principal Protection Fund, Positive Return Fund, Equity Fund, Bond Fund, Valspar Corporation Common Stock, and McWhorter Technologies, Incorporated Common Stock.

         Investments of the Master Trust are determined on a unit-value basis as determined by Norwest Bank Minnesota, N.A., trustee.


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


         The fair values of investment funds of the Valspar Corporation Master Trust in which the Plan invests are as follows:

                                                                  October 29,        October 30,
                                                                     1999               1998
         Positive Return Fund:
              Cash and short-term investment fund                $   7,092,479      $   1,738,407
              United States Government securities                    8,487,315         15,113,197
              Corporate bonds and debentures                         4,672,803
              Net amount payable for settlements pending            (3,779,844)
              Accrued income                                            40,918            245,061
                                                                 -------------      -------------
                                                                 $  16,513,671      $  17,096,665
                                                                 =============      =============

         Equity Fund:
              Cash and short-term investment fund                $   2,167,661      $   1,841,829
              Common stock                                         127,900,615        103,051,158
              Collective equity fund                                   701,469            335,416
              Net amount payable for settlements pending            (1,141,335)          (792,472)
              Accrued income                                            30,953             45,341
                                                                 -------------      -------------
                                                                 $ 129,659,363      $ 104,481,272
                                                                 =============      =============

         Principal Protection Fund:
              Cash and short-term investment fund                $      67,289
              Collective trust funds                                24,937,979      $  18,683,787
                                                                 -------------      -------------
                                                                 $  25,005,268      $  18,683,787
                                                                 =============      =============

         Bond Fund:
              Cash and short-term investment fund                $      75,350      $     343,431
              United States Government and agency securities         1,974,149          2,952,295
              Corporate bonds and debentures                           464,418            465,755
              Accrued income                                            18,814             30,282
                                                                 -------------      -------------
                                                                 $   2,532,731      $   3,791,763
                                                                 =============      =============

         Common stock of The Valspar Corporation                 $ 160,551,917      $ 155,220,466
                                                                 =============      =============
         Common stock of McWhorter Technologies,
              Incorporated (Note 6)                              $   7,011,450      $  11,708,902
                                                                 =============      =============


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


         The net investment fund (loss) gain of the Valspar Corporation Master Trust for the years ended are as follows:

                                                                     October 29,       October 30,
                                                                        1999              1998
         Positive Return Fund:
              Interest                                              $    863,496      $    884,108
              Net gain on sale of assets                                 900,468           121,417
              Unrealized asset (depreciation) appreciation            (1,798,878)        1,370,164
              Investment advisory and management fees                                      (23,905)
                                                                    ------------      ------------
                                                                    $    (34,914)     $  2,351,784
                                                                    ============      ============

         Equity Fund:
              Interest                                              $     56,222      $    167,631
              Dividends                                                3,108,556         3,169,995
              Net gain on sale of assets                              16,346,394         9,418,086
              Unrealized asset appreciation                           14,132,772        15,050,495
              Investment advisory and management fees                   (440,820)         (487,812)
                                                                    ------------      ------------
                                                                    $ 33,203,124      $ 27,318,395
                                                                    ============      ============

         Principal Protection Fund:
              Interest                                              $      1,406      $        677
              Unrealized asset appreciation                              456,481           892,489
              Net gain on sale of assets                                 898,040           213,228
              Investment advisory and management fees                    (27,692)          (38,520)
                                                                    ------------      ------------
                                                                    $  1,328,235      $  1,067,874
                                                                    ============      ============

         Bond Fund -
              Investment income                                     $    147,993      $    640,121
                                                                    ============      ============

          Common stock of The Valspar Corporation:
            Interest                                                $     12,169      $     12,198
            Dividends                                                  2,499,351         2,315,075
            Gain on sale of assets                                     1,454,366         1,940,852
            Unrealized asset appreciation (depreciation)              11,364,726        (9,774,380)
                                                                    ------------      ------------
                                                                    $ 15,330,612      $ (5,506,255)
                                                                    ============      ============

          Common stock of McWhorter Technologies, Incorporated:
            Interest                                                $      4,487      $        451
            Gain on sale of assets                                       341,666           722,272
            Unrealized asset depreciation                             (4,003,725)       (4,008,830)
                                                                    ------------      ------------
                                                                    $ (3,657,572)     $ (3,286,107)
                                                                    ============      ============

4.       TRANSACTIONS WITH PARTIES-IN-INTEREST

         Fees incurred for trustee, recordkeeping, and other services rendered by parties-in-interest are paid by the Company.

         During the years ended October 29, 1999 and October 30, 1998, the Valspar Corporation Master Trust purchased 301,998 and 284,852 shares of common stock of the Company at a cost of $10,432,976 and $9,927,518, respectively. Dividends on common stock of the Company received by the Master Trust totaled $1,943,134 and $1,798,437 in the years ended October 29, 1999 and October 30, 1998, respectively.


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


5.       INCOME TAX STATUS

         The Plan obtained its latest determination letter on August 30, 1996 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.       MCWHORTER TECHNOLOGIES, INCORPORATED TRANSACTION

         On April 29, 1994, the Company's stockholders of record as of April 15, 1994 (including plan participants with a portion of their account balance invested in Valspar Corporation Common Stock as of that date) received a stock dividend of one share of McWhorter Common Stock for every two shares of Valspar Corporation Common Stock held.

         The common stock of McWhorter is not a current investment option of the Plan, and plan participants may not increase the allocation of their account balance to McWhorter Common Stock. Participants may make a one-time election to liquidate all of their shares of common stock of McWhorter. Proceeds from liquidation will be reinvested in Valspar Corporation Common Stock.


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